040103

040103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20130769359-95
Filing Date and Time
11/22/2013 2:28 PM
Entity Number
E0568902013-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	PRIVOZ
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: State Agent and Transfer Syndicate, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 112 North Curry Street (Street Address), Carson City (City), Nevada 89703 (Zip Code) Mailing Address (if different from street address), City, Nevada, Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 — Par value per share: $ 0.001 — Number of shares without par value: -0-
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Mark Milman (Name) 112 North Curry Street (Street Address), Carson City (City), NV (State), 89703 (Zip Code) 2) Name Street Address, City, State, Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any Legal Purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Mark Milman (Name) — X [signature] (Incorporator Signature) 112 North Curry Street (Address), Carson City (City), NV (State), 89703 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 11-22-13 (Date)

This form must be accompanied by appropriate fees.